Exhibit 10.2

JBG SMITH Properties

Amendment No. 3

to the

2017 Employee Share Purchase Plan

(As approved by the sole shareholder on July 10, 2017)

The 2017 Employee Share Purchase Plan of JBG SMITH Properties, effective July 17, 2017 (the “ESPP”), is hereby amended as follows, effective July 20, 2020:

1.The second sentence of Section 7 of the ESPP is hereby deleted in its entirety and replaced with the following:

With respect to any Offering made under this Plan, an employee may authorize a payroll deduction from 1% to up to a maximum of 15% of the Compensation the employee receives during the Offering Period or such shorter period during which deductions from payroll are made (such deductions to be in whole percentages); provided, however, that an employee's payroll deductions may not exceed $25,000 in any calendar year.

2.Section 11(a) of the ESPP is hereby deleted in its entirety and replaced with the following:

Number of Shares.  On the Offering Commencement Date of each Offering Period, the Trust will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Offering Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to two-thousand (2000) Shares.